UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2018

Humanigen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1000 Marina Boulevard, Suite 250
Brisbane, CA  94005-1878
 (Address of principal executive offices, including zip code)

(650) 243-3100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on December 21, 2017, Humanigen, Inc. (the “Company”) entered into a Securities Purchase and Loan Satisfaction Agreement (the “Purchase Agreement”) and a Forbearance and Loan Modification Agreement (together with the Purchase Agreement, the “Restructuring Agreements”), each with Black Horse Capital Master Fund LTD (“BHCMF”), Black Horse Capital LP (“BHC”), Cheval Holdings, LTD (“Cheval” and collectively with BHCMF and BHC, the “Black Horse Entities”) and Nomis Bay LTD (“Nomis Bay” and, together with the Black Horse Entities, the “Lenders”), in connection with a series of transactions (collectively, the “Transactions”) providing for, among other things, the satisfaction and extinguishment of the Company’s outstanding obligations under the Credit and Security Agreement dated December 21, 2016, as amended (the “Credit Agreement”) between the Company and the Lenders, and the infusion into the Company of $3 million of new capital. The Transactions were completed on February 27, 2018 (the “Effective Date”), as further described below.

Item 1.01.	Entry into a Material Definitive Agreement.
Item 1.02.	Termination of a Material Definitive Agreement.
Item 3.02.	Unregistered Sales of Equity Securities.
Item 5.01.	Changes in Control of Registrant.

 On the Effective Date, the Company: (i) in exchange for the satisfaction and extinguishment of all of the Company’s approximately $16.7 million of outstanding obligations under the Credit Agreement, (a) issued to the Lenders an aggregate of 59,786,848 shares of the Company’s common stock (the “New Lender Shares”), with Nomis Bay and the Black Horse Entities each receiving 50% of the New Lender Shares; and (b) transferred and assigned to an entity owned 70% by Nomis Bay and 30% by the Company (the “JV Entity”), all of the Company’s assets related to benznidazole (the “Benz Assets”), the Company’s former drug candidate, capable of being so assigned; and (ii) issued to Cheval an additional 32,028,669 shares of the Company’s common stock (the “New Black Horse Shares” and, collectively with the New Lender Shares, the “New Common Shares”) for total cash consideration of $3 million, $1.5 million of which the Company received on December 22, 2017 in the form of a bridge loan. The issuances of the New Common Shares were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as transactions not involving a public offering.

In addition, on the Effective Date, the Company and the Lenders also entered into a Termination and Release Agreement (the “Termination Agreement”) and a Registration Rights Agreement, each as further described below.

Termination and Release Agreement

Pursuant to the terms of the Termination Agreement, on the Effective Date: (i) all of the Company’s outstanding obligations under the Credit Agreement were deemed to be satisfied and extinguished; (ii) each of the Credit Agreement, all promissory notes issued thereunder and the Intellectual Property Security Agreement, dated as of December 21, 2016, by and between the Company and the Lenders, were terminated and are no longer of further force or effect; and (iii) all security interests of the Black Horse Entities and Nomis Bay in the Company’s assets were released. Although the Company’s outstanding obligations under the Credit Agreement were satisfied and extinguished, if the JV Entity (at the election of Nomis Bay) elects not to keep the Benz Assets following its evaluation of the Benz Assets and certain claims related thereto after the Effective Date, the Benz Assets will revert back to the Company.

Registration Rights Agreement

On the Effective Date, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Lenders, pursuant to which the Company granted to the Lenders certain registration rights related to the New Common Shares and any other shares of the Company’s common stock owned by the Lenders as of the Effective Date (collectively, the “Registrable Securities”). Under the Registration Rights Agreement, the Company agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on an appropriate form (the “Shelf Registration Statement”) for the purpose of registering the resale of the Registrable Securities within 180 days after the Effective Date (the “Filing Deadline”), and to use its best efforts to cause the Shelf Registration Statement to be declared effective by the SEC. If the Company has not filed the Shelf Registration Statement by the Filing Deadline, or if the Company fails to maintain the effectiveness of the Shelf Registration Statement, the Lenders may demand that the Company register all or any portion of the Registrable Securities pursuant to a registration statement on Form S-1. In addition, if the Company proposes to register the offer and sale of any shares of its common stock under the Securities Act in another offering, either for its own account or for the account of other stockholders, the Lenders will be entitled to certain “piggyback” registration rights allowing them to include their Registrable Securities in such registration. The Registration Rights Agreement does not provide for payment by the Company to the Lenders of any penalties or other fees in any circumstances. The Company has agreed to indemnify the Lenders and their affiliates against certain liabilities arising in connection with performance of the Company’s obligations under the Registration Rights Agreement.

Additional Information

The completion of the Transactions on the Effective Date resulted in a change in control of the Company, as the issuance of the New Common Shares to the Black Horse Entities resulted in the Black Horse Entities and their affiliates owning more than a majority of the Company’s outstanding common stock. As a result, the Black Horse Entities and their affiliates, acting together, will be able to exert control over matters of the Company and will be able to determine all matters of the Company requiring stockholder approval. Upon completion of the Transactions, the Black Horse Entities collectively hold approximately 62.6% of the Company’s outstanding common stock, and Nomis Bay holds approximately 31.4% of the Company’s outstanding common stock. Dale Chappell, a former director of the Company who resigned on November 9, 2017, is an affiliate of each of the Black Horse Entities.

Item 5.03.          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 26, 2018, the Company amended its Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to amend Article IV of the Charter to (i) increase the number of authorized shares of Common Stock from 85,000,000 to 225,000,000, and (ii) authorize the issuance of 25,000,000 shares of preferred stock of the Company, par value $0.001 (the “Preferred Stock”), with such powers, rights, terms and conditions as may be designated by the Company’s board of directors upon the issuance of shares of Preferred Stock at one or more times in the future (the “Charter Amendment”). As previously disclosed in the Company’s definitive information statement filed January 30, 2018, the Charter Amendment was approved and adopted by the written consent of a majority of the stockholders of the Company in accordance with the applicable provisions of the Delaware General Corporation Law, the Charter, and the Company’s Second Amended and Restated Bylaws.

Item 9.01.          Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Humanigen, Inc., as amended, effective February 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANIGEN, INC.

By:	/s/ Cameron Durrant
Name: Cameron Durrant Title: Chairman of the Board and Chief Executive Officer

Dated: February 28, 2018

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Humanigen, Inc., as amended, effective February 26, 2018.